UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2005

PLAYBOY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14790	36-4249478

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 751-8000

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2005, the Board of Directors of Playboy Enterprises, Inc. (the “Company”) adopted amendments to (i) the Playboy Enterprises, Inc. 1991 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended (the “1991 Plan”), (ii) the Second Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan (the “1995 Plan”) and (iii) the Amended and Restated 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc. (together with the 1991 Plan and the 1995 Plan, the “Plans”). The amendments permit the Compensation Committee of the Board of Directors the discretion to allow option holders under the Plans to pay the exercise price of options by forfeiting a portion of the option for shares with a value equal to the applicable exercise price (and any applicable tax withholding amount).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 18, 2005	PLAYBOY ENTERPRISES, INC.

By:	/s/ Howard Shapiro

Howard Shapiro Executive Vice President, Law and Administration, General Counsel and Secretary